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                                                                    EXHIBIT 10.5



                   TECHNOLOGY ASSIGNMENT AND LICENSE AGREEMENT

                                      AMONG

                                  JAYCOR, INC.

                                       AND

                              JAYCOR NETWORKS, INC.

                                       AND

                       JAYCOR EMERGING TECHNOLOGIES, INC.



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                   TECHNOLOGY ASSIGNMENT AND LICENSE AGREEMENT

        This TECHNOLOGY ASSIGNMENT AND LICENSE AGREEMENT ("Agreement") is entered into as of March 5, 1997 (the "Effective Date") by and among JAYCOR, INC., a California corporation ("Assignor"), JAYCOR NETWORKS, INC., a Delaware corporation ("Assignee"), and JAYCOR EMERGING TECHNOLOGIES, INC., a California corporation ("Parent").

                                    RECITALS

        A.      Assignee and Assignor are wholly-owned subsidiaries of Parent.

        B. Parent, Assignor and Assignee are an affiliated group filing a consolidated return for federal income tax purposes.

        C. In order to facilitate the development of the Fibre Channel Products (as defined below) for commercial use by Assignee, Assignor and Parent desire to assign and transfer certain product and technology rights owned by Assignor to Assignee upon the terms and subject to the conditions of this Agreement, and Assignee desires to accept such assignment and transfer.

        D. The parties desire that Assignor be granted a limited license to the assigned product and technology rights.

        E. To effectuate the transfer of technology and software, Assignor intends to transfer and assign all its right, title and interest in the technology and software to Parent and Parent intends to transfer and assign all right, title and interest so acquired to Assignee.

        F. Prior to the execution of this Agreement, the issued and outstanding capital stock of Assignee consists of five thousand (5,000) shares of common stock, all of which are held by Parent.

        G. Parent has agreed to transfer and assign its interest in the technology and software acquired from Assignor to Assignee, in exchange for (i) an additional One Hundred Ninety Five Thousand (195,000) shares of common stock of Assignee with a fair market value of Thirty Five Cents ($0.35) per share, and
(ii) Seven Million Nine Hundred Thousand (7,900,000) shares of Series A Preferred Stock of Assignee with a fair market value of One Dollar ($1.00) per share (collectively, the "Shares").

        H. The fair market value of the product and technology rights to be transferred and assigned by Parent to Assignee is Seven Million Nine Hundred Sixty Eight Thousand Two Hundred Fifty Dollars ($7,968,250).



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                                    AGREEMENT

        NOW THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree as follows:

        1.     Definitions.

                1.1 Confidential Information means any and all oral, written, tangible proprietary or confidential ideas, inventions, information, data, materials and know-how, or the like related to the Existing Software, Existing Technology, Improvements, New Software or New Technology, software code, algorithms, structure, any sequence and organization of the Existing Software, technical and business information relating to the Existing Software, Existing Technology, Improvements, New Software or New Technology all of which Assignee believes to be proprietary or confidential and Assignee's future business plans related to the Fibre Channel Products. Assignee shall attempt to identify the confidential status of Confidential Information disclosed by Assignor, but the failure to so mark or identify shall not destroy the confidential or proprietary nature of the Confidential Information. Without limiting the generality of the foregoing, Confidential Information includes, without limitation, all non-published information of Assignor concerning the Fibre Channel Products, Existing Technology and Existing Software.

                1.2 Effective Date shall be the date specified in the first paragraph of this Agreement.

                1.3 Existing Software shall mean all Software owned by or licensed to Assignor as of the Effective Date relating to the Fibre Channel Products.

                1.4 Existing Technology shall mean all Technology owned by or licensed to Assignor as of the Effective Date relating to the Fibre Channel Products.

                1.5 Fibre Channel Products means those products existing as of the Effective Date which relate to computer networking and storage based upon the Fibre Channel standard approved by the American National Standards Institute, including, but not limited to high-speed digital communications adapters, hubs or switches.

                1.6 Government Products means products and services designed for government-related applications and for sale to the government; provided however, Government Products shall specifically exclude all commercial products or applications and non-government related products, even if for sale to the government.

                1.7 Improvement means any enhancement, improvement, modification or derivative product that is derived from or based upon the Existing Technology or Existing Software developed by Assignee after the Effective Date. Improvement shall not include New Software or New Technology.



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                1.8     New Software means any Software developed by Assignee
after the Effective Date relating to the Fibre Channel Products which is not an Improvement.

                1.9 New Technology means any Technology developed by Assignee after the Effective Date relating to the Fibre Channel Products which is not an Improvement.

                1.10 Software means and includes (i) object code which includes the machine-readable computer code which (a) enables the computer to execute a program, (b) is derived from the source code by a process generally referred to as compiling and (c) may be stored in a variety of magnetic media or other formats and (ii) source code which includes the underlying computer program which (a) comprises a product, (b) is readable by human beings when displayed on a monitor or printed on paper, regardless of the media on which the product is stored, (c) which must be translated by a process generally known as compiling into object code before the product can be executed by a computer and
(d) which contains test suites and test plans.

                1.11 Technology means intangible proprietary intellectual property, and tangible manifestations thereof, including techniques, designs, technology, specifications, drawings, technical data, production methods, copyrights and trade secrets but does not include Software.

                1.12    Trademark shall have the meaning as specified in Section
6.

        2.      Assignment.

                2.1 Assignment from Assignor to Parent. Assignor hereby transfers and assigns to Parent all of Assignor's right, title and interest worldwide in the Existing Technology and Existing Software. Assignor acknowledges that, with respect to the Existing Technology, Existing Software, Improvements, New Software and New Technology, Assignor shall have only the rights licensed to Assignor in Section 3.

                2.2 Assignment from Parent to Assignee. Parent hereby transfers and assigns to Assignee all Parent's right, title and interest worldwide in the Existing Technology and Existing Software as such right, title and interest was acquired by Parent from Assignor pursuant to Section 2.1 and Assignee hereby accepts such transfer and assignment. In exchange for such transfer and assignment, Assignee shall issue, sell and deliver, and Parent shall purchase, acquire and accept, the Shares. The fair market value of the Existing Technology and Existing Software assigned and transferred to Assignee is Seven Million Nine Hundred Sixty Eight Thousand Two Hundred Fifty Dollars ($7,968,250).

                2.3 Further Assistance. Assignor agrees to perform all acts deemed necessary or desirable by Assignee to permit and assist Assignee, at Assignee's expense, in perfecting and enforcing its rights throughout the world in the Existing Technology and Existing Software. Such acts may include, but are not limited to, execution of documents and assistance or



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cooperation in the registration and enforcement, including litigation, of applicable copyrights or other legal proceedings. In the event that Assignee is unable for any reason whatsoever to secure a signature to any document it believes is reasonably required in order to apply for or execute any copyright or other application with respect to the Existing Technology and Existing Software (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), Assignor hereby irrevocably designates and appoints Assignee and its duly authorized officers and agents as Assignor's agents and its attorneys-in-fact to act for and on its behalf and instead of it for the limited purpose of executing and filing any such application and to do all other lawfully permitted acts to further the prosecution and issuance of copyrights or other rights therein with the same legal force and effect as if executed by Assignor.

                2.4 Distribution and Assignment. Assignee may distribute the Existing Software and Existing Technology in any manner which Assignee, in its sole discretion, deems appropriate, including without limitation, through the use of exclusive and non-exclusive licenses. Assignee may assign its rights under this Agreement, without permission from Assignor, to any entity, including but not limited to any entity which purchases all or substantially all of the assets of Assignee or its rights to the Existing Software or Existing Technology. Assignor may not assign its rights or obligations under this Agreement.

        3. License Back. Assignee hereby grants Assignor a non-exclusive, non-assignable, royalty-free, perpetual license to use the Existing Technology, Improvements in the Existing Technology and New Technology to make, have made, use, sell and distribute Government Products. Assignee further grants Assignor a non-exclusive, non-assignable, royalty-free, perpetual license to use, reproduce and publicly display the Existing Software, Improvements to the Existing Software and New Software for the purpose of developing, making, having made, demonstrating, testing, marketing, using, selling and distributing Government Products. Assignee grants Assignor the limited right to sublicense Assignor's rights under this Section 3 for the sole purpose of allowing Assignor to make, sell or distribute Government Products. Any sublicense shall be governed by the terms and conditions of the license set forth in this Section 3, and any such sublicense shall be subject to approval by Assignee.

        4. Delivery of Technology and Software. Assignor has delivered the to Assignee all Existing Technology and Existing Software in a form acceptable to Assignee.

        5. Ownership of Improvements and New Software and New Technology. All Improvements, New Software and New Technology developed by Assignee shall be and shall remain the property of the Assignee subject only to the license granted in Section 3.

        6. Assignment of Trademark and Further Assistance. Assignor hereby assigns to Assignee all of Assignor's right, title and interest worldwide in the trademark of the FibreStar brand name, and Assignor agrees to perform all acts deemed necessary or appropriate to effect the assignment and perfect Assignee's rights in the Trademark.



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        7.      Representations and Warranties.

                7.1 No Patents. Assignor represents and warrants that it does not own and is not aware of any patents relating to the Existing Technology or Existing Software.

                7.2 Not Developed Pursuant to a Government Contract. Assignor represents and warrants that the Existing Software and Existing Technology were not developed pursuant to a contract with the United States Government under which the United States Government may claim some right or interest in the Existing Software or Existing Technology.

                7.3 Original Work. Assignor represents and warrants that the Existing Software and Existing Technology are original works of authorship. Assignor represents and warrants that the Existing Software and Existing Technology were developed solely by Assignor or Assignor's employees or contractors and that any Existing Software or Existing Technology created or developed by Assignor's employees or contractors was done pursuant to an agreement under which such employees and contractors assigned all right, title and interest in such Existing Software or Existing Technology to Assignor.

                7.4 Ownership. Assignor represents and warrants that Assignor is the sole and exclusive owner of all right, title and interest in the Existing Technology and Existing Software and all intellectual property rights associated with them. Assignor represents and warrants that the Existing Technology and Existing Software and the intellectual property rights associated with them are free and clear of all encumbrances, including, without limitation, security interests, licenses, liens, charges or other restrictions.

                7.5 Trade Secret. Assignor represents and warrants that Assignor has maintained the Existing Software and Existing Technology in confidence and that it has granted no licenses to the Existing Software or Existing Technology.

                7.6 Non-Infringement. Assignor represents and warrants that use, reproduction, distribution, or modification of the Existing Software or Existing Technology does not and will not violate the rights of any third parties including, but not limited to, trade secrets, copyrights.

                7.7 Copyright. Assignor represents and warrants that the Existing Software and Existing Technology have not been published as defined in the Copyright Act of 1976.

                7.8 Authority. Assignor represents and warrants that Assignor has full power and authority to make and enter into this Agreement. Assignor further represents and warrants that the execution and delivery of this Agreement will transfer to and vest in Assignee good, valid and marketable title to the Existing Software and Existing Technology free and clear of all security interests, liens, encumbrances, charges or other restrictions.



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                7.9     No Further Development. Assignor represents and warrants
that it has terminated all development efforts and activities related to the Existing Technology and Existing Software. Assignor further warrants and represents that it will not undertake additional development work related to the Existing Technology, Existing Software, Improvements, New Technology or New Software except as permitted under the license granted in Section 3.

        8. No Liabilities Assumed. Parent and Assignee acknowledge that Assignee is assuming no liabilities of Parent in connection with the transfers described in this Agreement.

        9. Internal Revenue Code Section 351. Parent and Assignee agree that the exchange of the Existing Technology and the Existing Software for the Shares is to occur on the same day. The transaction described herein is intended by the parties to this Agreement to be exempt from federal and state income tax under Internal Revenue Code Section 351 and under California Revenue and Taxation Code Section 24451.

        10. Indemnification. Assignor agrees to indemnify and hold harmless (including reasonable attorneys' fees) Assignee, its officers, directors, employees and sublicensees against any claims, demands or actions by third parties arising from the infringement of third party rights in any jurisdiction by the use, reproduction, distribution or modification of the Existing Technology or Existing Software. Assignee will notify Assignor of any such claim, action or demand.

        11. Confidentiality. Assignor and Parent acknowledge and agree that Assignee is entitled to prevent Assignee's competitors from obtaining and utilizing its proprietary trade secrets, including without limitation, trade secrets embodied in the Existing Technology or Existing Software. Assignor and Parent shall (i) maintain in confidence such Confidential Information to the same extent that Assignor and Parent maintain their own proprietary industrial information (but at a minimum each party shall use reasonable efforts); (ii) not disclose such Confidential Information to any third party without prior written consent of Assignee; and (iii) not use such Confidential Information for any purpose except those permitted by this Agreement. Assignor and Parent will immediately give notice to Assignee of any unauthorized use or disclosure of the Confidential Information. Assignor and Parent agree to assist Assignee in remedying any such unauthorized use or disclosure. This obligation shall terminate to the extent Assignor or Parent can demonstrate that: (i) the Confidential Information at the time of disclosure is part of the public domain, without breach of this Agreement; (ii) the Confidential Information became part of the public domain, by publication or otherwise, except by breach of the provisions of this Agreement; or (iii) the Confidential Information is received from a third party without similar restrictions and without breach of this Agreement.

        12.     General Provisions.

                12.1 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.



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                12.2    Amendments. This Agreement may be amended or
supplemented only by a writing that is signed by duly authorized representatives of the parties.

                12.3 Choice of Law. This Agreement will be governed by and construed in accordance with the laws of the State of California without giving effect to conflict of law principles.

                12.4 Severability. In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole.

                12.5 Entire Agreement. This Agreement, including all Exhibits to this Agreement, constitute the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions and agreements, whether written or oral.



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        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.


ASSIGNEE:                               ASSIGNOR:


JAYCOR NETWORKS, INC.                   JAYCOR, INC.

By: /s/ TERRY M. FLANAGAN               By: /s/ ERIC P. WENAAS
   -------------------------------         -------------------------------------
   Terry M. Flanagan, President            Eric P. Wenaas, President


PARENT:

JAYCOR EMERGING TECHNOLOGIES, INC.

By: /s/ ERIC P. WENAAS
   -------------------------------
   Eric P. Wenaas, President




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